SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 18, 2001

                           MERIDIAN USA HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   FLORIDA                         0-28223                   65-0510294
---------------                 -------------          ---------------------
(STATE OR OTHER                  (COMMISSION           (IRS EMPLOYER
 JURISDICTION)                    FILE NUMBER)         IDENTIFICATION NUMBER)

                   1356 N.W. 2ND AVENUE, BOCA RATON, FL 33432
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

         REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE 561-417-6800

                                 NOT APPLICABLE
                 (FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


















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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Pursuant to a written consent dated January 18, 2001, the Board of Director's of Meridian USA Holdings, Inc. (the "Company") approved the dismissal of Feldman Sherb & Co., P.C. ("Feldman Sherb") as its independent accountants' and auditors' of record for the financial statements as of and for the year ended December 31, 2000.

         The reports of Feldman Sherb on the Company's financial statements for the past two years ended December 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of the Company's financial statements for each of the two fiscal years ended 1999 and 1998, and in the subsequent interim periods, there were no disagreements with Feldman Sherb on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which if not resolved to the satisfaction of Feldman Sherb, would have caused Feldman Sherb to make reference to the matter in their report.

         On January 18, 2001, Radin Glass & Co., LLP ("Radin Glass')of New York, New York replaced Feldman Sherb as the Company's independent auditors'. The Company has not retained Radin Glass during any of the previous years to consult on the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of a disagreement or a reportable event.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        c)        Exhibits

                  Exhibit #     Description of Exhibit

                  16.1          Letter from Feldman Sherb & Co., P.C.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Meridian USA Holdings, Inc.


                                                     By:/s/ Mark Streisfeld
                                                     Mark Streisfeld, President

DATED:  January 18, 2001

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